UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2006

Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington	000-23467	91-1513032
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 736-9378

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement
     On February 9, 2006, the Compensation Committee of the Board of Directors of Penwest Pharmaceuticals Co. (the “Company”) approved, as set forth in the table below:
•	the annual base salaries for the Company’s executive officers effective March 1, 2006;

•	the payment of cash bonus awards to the Company’s executive officers for the fiscal year ended December 31, 2005; and

•	the grant of options to purchase shares of common stock of the Company to the Company’s executive officers.

	2006 Salary	2005 Bonus	Stock Options

Jennifer L. Good	$325,000	$100,000	50,000
President, Chief Operating Officer and Chief Financial Officer

Thomas R. Sciascia, M.D.	285,000	69,563	30,000
Senior Vice President and Chief Medical Officer

Alan F. Joslyn, Ph.D.	266,000	66,938	30,000
Senior Vice President of Research and Development

Theodor T. Rozsa	225,000	24,063	—
Senior Vice President of Business Development

Anand R. Baichwal, Ph.D.	225,000	50,925	30,000
Senior Vice President of Research and New Technology Development and Chief Scientific Officer

     Each of the options to purchase shares of the Company’s common stock (1) was granted pursuant to the Company’s 2005 Stock Incentive Plan, (2) has an exercise price of $22.67 per share and (3) vests annually over four years. The vesting of these options will be automatically accelerated upon the occurrence of specified events in connection with a change in control of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: February 27, 2006	By:	/s/ Jennifer L. Good
Jennifer L. Good
President, Chief Operating Officer and Chief Financial Officer